EXHIBIT 5.1

June 18, 2024

Golden Matrix Group, Inc.

3651 Lindell Road, Suite D131

Las Vegas, Nevada 89103

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Golden Matrix Group, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of  the offer and sale of an aggregate of up to 6,808,146 shares of common stock, $0.00001 par value per share (the “Shares”) of the Company, pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2024, which Shares are reserved for future awards under the Company’s 2023 Equity Incentive Plan (the “Plan”), as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Plan, and (vi)  such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below. As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions:  (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plan are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the Plan; and (5) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the applicable Shares or, with respect to any applicable Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (a) when the Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which any Shares relate, and (b) when the payment of the consideration for such Shares pursuant to the terms of such Plan and award agreements, have been made, such Shares, as applicable, will be legally issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the Nevada Revised Statutes and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Shares.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC

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